--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549




                                  FORM 8-K/A


                                ---------------
                                CURRENT REPORT





    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 3, 1998






                     HIGHWOODS REALTY LIMITED PARTNERSHIP
              (Exact name of registrant specified in its charter)



         NORTH CAROLINA                 0-21731                         56-1869557
      (State of Formation)     (Commission File Number)     (IRS Employer Identification No.)

                                ---------------
        3100 SMOKETREE COURT, SUITE 600, RALEIGH, NORTH CAROLINA 27604
              (Address of principal executive offices, zip code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (919) 872-4924



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS



   (a)        Financial statements of businesses acquired
              Independent Auditors' Report
              Consolidated Balance Sheets at December 31, 1997 and 1996 and at June 30, 1998 (unaudited)
              Consolidated Statements of Operations For the Years Ended December 31, 1997, 1996 and 1995
              and For the Six Months Ended June 30, 1998 and 1997 (unaudited)
              Consolidated Statements of Stockholders' Equity (Deficit) For the Years Ended December 31,
              1997, 1996 and 1995
              Consolidated Statements of Cash Flows For the Years Ended December 31, 1997, 1996 and 1995
              and For the Six Months Ended June 30, 1998 and 1997 (unaudited)
              Notes to Consolidated Financial Statements

   (b)        Pro forma financial information
              Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of June 30, 1998
              Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)
              Pro Forma Condensed Consolidated Statement of Operations (unaudited) For the Six Months
              Ended June 30, 1998
              Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited)
              Pro Forma Condensed Consolidated Statement of Operations (unaudited) For the Year Ended
              December 31, 1997
              Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited)

   (c)        Exhibits
              10.1 Credit Agreement among Highwoods Realty Limited Partnership, Highwoods Properties,
              Inc., the Subsidiaries named therein and the Lenders named therein, dated as of July 3,
              1998 (previously filed)

              23   Consent of KPMG Peat Marwick LLP

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HIGHWOODS REALTY LIMITED PARTNERSHIP
                                        By: Highwoods Properties, Inc.



                                        By: /s/   CARMAN J. LIUZZO
                                        -----------------------------------
                                        CARMAN J. LIUZZO

                                        VICE PRESIDENT AND CHIEF FINANCIAL
                                        OFFICER

Date: September 28, 1998

                       INDEX TO THE FINANCIAL STATEMENTS


                                                                                          PAGE
                                                                                          -----
 PRO FORMA FINANCIAL STATEMENTS OF HIGHWOODS REALTY LIMITED PARTNERSHIP
  Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of June 30, 1998 ......... F-2
  Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited) .................... F-3
  Pro Forma Condensed Consolidated Statement of Operations (unaudited) For the Six Months
   Ended June 30, 1998 ................................................................... F-4
  Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited) .......... F-5
  Pro Forma Condensed Consolidated Statement of Operations (unaudited) For the Year Ended
   December 31, 1997 ..................................................................... F-6
  Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited) .......... F-8
 FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES OF J.C. NICHOLS
  COMPANY AND SUBSIDIARIES
 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
 FINANCIAL STATEMENTS:
  Independent Auditors' Report ........................................................... F-11
  Consolidated Balance Sheets at December 31, 1997 and 1996 and at June 30, 1998           F-12
  (Unaudited)
  Consolidated Statements of Operations For the Years Ended December 31, 1997, 1996 and
   1995 and For the Six Months Ended June 30, 1998 and 1997 (Unaudited) .................. F-13
  Consolidated Statements of Stockholders' Equity (Deficit) For the Years Ended December
   31, 1997, 1996 and 1995 ............................................................... F-14
  Consolidated Statements of Cash Flows For the Years Ended December 31, 1997, 1996 and
   1995 and For the Six Months Ended June 30, 1998 and 1997 (Unaudited) .................. F-15
  Notes to Consolidated Financial Statements ............................................. F-16

                      HIGHWOODS REALTY LIMITED PARTNERSHIP


           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                 JUNE 30, 1998
                                 (IN THOUSANDS)



                                                                                              PRO FORMA
                                                       HISTORICAL (A)   J.C. NICHOLS (B)   ADJUSTMENTS (C)    PRO FORMA
                                                      ---------------- ------------------ ----------------- -------------
ASSETS
 Real estate assets, net ............................    $3,327,488        $ 181,831          $304,140       $3,813,459
 Cash and cash equivalents ..........................        19,655           58,670                --           78,325
 Accounts and notes receivables .....................        32,119           32,517                --           64,636
 Accrued straight line rent receivable ..............        19,205               --                --           19,205
 Minority interest in consolidated partnerships .....            --            4,962            (4,962)              --
 Investment in real estate partnerships .............            --            9,166            14,422           23,588
 Other assets .......................................        57,013            9,417                --           66,430
                                                         ----------        ---------          --------       ----------
                                                         $3,455,480        $ 296,563          $313,600       $4,065,643
                                                         ==========        =========          ========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
 Mortgages and notes payable ........................    $1,408,700        $ 288,170          $120,095       $1,816,965
 Accounts payable, accrued expenses and other .......        66,519           26,044            (6,134)          86,429
                                                         ----------        ---------          --------       ----------
 Total liabilities ..................................     1,475,219          314,214           113,961        1,903,394
 Redeemable Operating Units:
   Class A ..........................................       336,631               --                --          336,631
   Class B ..........................................         9,427               --                --            9,427
 Partners'Capital:
   Series A Preferred Units .........................       121,809               --                --          121,809
   Series B Preferred Units .........................       166,346               --                --          166,346
   Series D Preferred Units .........................        96,842               --                --           96,842
   Class A Units:
    General Partner .................................        12,492              100             1,996           14,588
    Limited Partner .................................     1,236,714          (17,751)          197,643        1,416,606
                                                         ----------        ---------          --------       ----------
   Total Partners' Equity ...........................    $1,249,206          (17,651)          199,639        1,431,194
                                                         ----------        ---------          --------       ----------
                                                         $3,455,480        $ 296,563          $313,600       $4,065,643
                                                         ==========        =========          ========       ==========

                      HIGHWOODS REALTY LIMITED PARTNERSHIP


      NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                 JUNE 30, 1998


1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed consolidated balance sheet of Highwoods Realty Limited Partnership (the "Operating Partnership") is presented as if the completion of the acquisition of J.C. Nichols Company, a publicly traded Kansas City real estate operating company ("J.C. Nichols") owning or having an ownership interest in 48 office properties, 14 industrial properties, 33 retail properties and 18 multi-family communities (the "JCN Transaction") had been consummated on June 30, 1998.

     The acquisition has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which may be subject to further refinement, including appraisals and other analyses.

     This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Operating Partnership for the six months ended June 30, 1998 and for the year ended December 31, 1997, the consolidated financial statements and related notes of the Operating Partnership included in its Annual Report on Form 10-K for the year ended December 31, 1997, the unaudited financial statements and related notes of the Operating Partnership included in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and March 31, 1998 and the consolidated financial statements and related notes of J.C. Nichols Company and Subsidiaries as of and for the six months ended June 30, 1998 included herein.

     The pro forma condensed consolidated balance sheet is unaudited and not necessarily indicative of what the actual financial position would have been had the aforementioned transactions actually occurred on June 30, 1998, nor does it purport to represent the future financial position of the Operating Partnership.


2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

   (a.) Represents the Operating Partnership's historical consolidated balance sheet contained in the Operating Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

   (b.) Represents J.C. Nichols Company and Subsidiaries' historical consolidated balance sheet as of June 30, 1998 included herein.

   (c.) Reflects the allocation of the $564.1 million purchase price to the fair value of the net assets acquired in the JCN Transaction. The purchase price consists of the issuance of approximately $180.1 million in equity or approximately 5.6 million common partnership interests ("Common Units") to Highwoods Properties, Inc. (the "Company") (valued at $32.0197 per Common Unit), the assumption of approximately $308.1 million of liabilities, and net cash paid of $75.9 million (net of $58.7 million cash assumed as of June 30, 1998 from J.C. Nichols and $14.5 million in transaction costs).

                      HIGHWOODS REALTY LIMITED PARTNERSHIP

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                    FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                        PRO FORMA
                                                                 HISTORICAL (A)   J.C. NICHOLS (B)     ADJUSTMENTS      PRO FORMA
                                                                ---------------- ------------------ ----------------- ------------
REVENUE:
Rental property ...............................................    $ 213,410           $38,558         $       --      $ 251,968
Residential sales .............................................           --             7,886             (7,886)(c)         --
Other Income ..................................................        4,374             7,876                178 (c)     12,428
                                                                   ---------           -------         ----------      ---------
                                                                     217,784            54,320             (7,708)       264,396
OPERATING EXPENSES:
Rental property ...............................................       65,555            24,348             (5,198)(d)     84,705
Residential cost of sales .....................................           --             7,708             (7,708)(c)         --
Depreciation and amortization .................................       37,381             5,848               (974)(e)     42,255
INTEREST EXPENSE:
 Contractual ..................................................       34,383            10,142                 --         44,525
 Amortization of deferred financing costs .....................        1,232                --                 --          1,232
                                                                   ---------           -------         ----------      ---------
                                                                      35,615            10,142                 --         45,757
General and administrative ....................................        8,170                --              5,198 (d)     13,368
                                                                   ---------           -------         ----------      ---------
Income before extraordinary item and dividends on preferred
 units ........................................................       71,063             6,274                974         78,311
Extraordinary item-loss on extinguishment of debt .............          (46)               --                 --            (46)
                                                                   ---------           -------         ----------      ---------
                                                                      71,017             6,274                974         78,265
Dividends on preferred units ..................................      (13,801)               --                 --        (13,801)
                                                                   ---------           -------         ----------      ---------
Net income available for Class A common units .................    $  57,216           $ 6,274         $      974      $  64,464
                                                                   =========           =======         ==========      =========
Net income per Class A common unit basic ......................    $    0.94                                           $    0.97
                                                                   =========                                           =========
Net income per Class A common unit diluted ....................    $    0.94                                           $    0.96
                                                                   =========                                           =========
Weighted average common units basic ...........................       60,884                                              66,510
                                                                   =========                                           =========
Weighted average common units diluted .........................       61,389                                              67,015
                                                                   =========                                           =========

                      HIGHWOODS REALTY LIMITED PARTNERSHIP


 NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed consolidated statement of operations is presented as if the completion of the JCN Transaction had been consummated on January 1, 1998.

     This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Operating Partnership as of June 30, 1998, the consolidated financial statements and related notes of the Operating Partnership included in its Annual Report on Form 10-K for the year ended December 31, 1997, the unaudited financial statements and related notes of the Operating Partnership included in its Quarterly Report on Form 10-Q for the quarters ended June 30, 1998 and March 31, 1998, and the consolidated financial statements and related notes of J.C. Nichols Company and Subsidiaries for the year ended December 31, 1997 and for the six months ended June 30, 1998, both of which are included herein.

     The pro forma condensed consolidated statement of operations is unaudited and is not necessarily indicative of what the Operating Partnership's actual results would have been had the aforementioned transactions actually occurred on January 1, 1998 nor does it purport to represent the future operating results of the Operating Partnership.


2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

   (a.) Represents the Operating Partnership's historical consolidated statement of operations contained in its Quarterly Report on Form 10-Q for the six months ended June 30, 1998.

   (b.) Represents the J.C. Nichols Company and Subsidiaries' historical statement of operations (pre-tax) contained in its consolidated financial statements and related notes for the six months ended June 30, 1998 included herein.

   (c.) Represents the reclass of the historical gross profit of the residential business to other income as this will be accounted for in a separate business entity under the equity method of accounting upon acquisition. J.C. Nichols presently consolidates the residential business; however, subsequent to the merger, the Operating Partnership will not have majority ownership or control of the entity which will conduct the residential business and will accordingly use the equity method of accounting.

   (d.) Represents a reclass of certain operating expenses to general and administrative expense ($5,198) for comparative purposes.

   (e.) Represents the reduction in historical depreciation expense on the properties acquired in the JCN Transaction based on a 80% allocation to buildings and a 20% allocation to land for net assets acquired. Amounts recorded as tenant improvements on J.C. Nichols' general ledger depreciated as buildings over 40 years after the combination account for the decrease.

                      HIGHWOODS REALTY LIMITED PARTNERSHIP


      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                           CENTURY CENTER                                          1997
                                                            AND ANDERSON        OTHER            ACP              PENDING
                                         HISTORICAL (A)   TRANSACTIONS (B)   OFFERINGS (C)   PORTFOLIO (D)   ACQUISITIONS (E)
                                        ---------------- ------------------ --------------   -------------  ------------------
REVENUE:
Rental property .......................    $ 266,933          $  1,047         $      --       $ 52,411           $10,560
Residential sales .....................           --                --                --             --                --
Other Income ..........................        6,232                --                --          1,880               123
                                           ---------          --------         ---------       --------           -------
                                             273,165             1,047                --         54,291            10,683
OPERATING EXPENSES:
Rental property .......................       76,743               317                --         23,956             4,396
Residential cost of sales .............           --                --                --             --                --
Depreciation and amortization .........       47,260               715                --          9,019                --
INTEREST EXPENSE:
 Contractual ..........................       45,138             1,358            (1,077)        25,215                --
 Amortization of deferred
  financing costs .....................        2,256                --                --             --                --
                                           ---------          --------         ---------       --------           -------
                                              47,394             1,358            (1,077)        25,215                --
General and administrative ............       10,216                --                --             --                --
                                           ---------          --------         ---------       --------           -------
Income before extraordinary item
 and dividends on preferred units .....       91,552            (1,343)            1,077         (3,899)            6,287
Extraordinary item-loss on
 extinguishment of debt ...............       (6,945)
                                           ---------
                                              84,607            (1,343)            1,077         (3,899)            6,287
Dividends on preferred units ..........      (13,117)               --            (1,289)            --                --
                                           ---------          --------         ---------       --------           -------
Net income available for
 ClassA common shareholders ...........    $  71,490          $ (1,343)        $    (212)      $ (3,899)          $ 6,287
                                           =========          ========         =========       ========           =======
Net income per Class A common
 unit basic ...........................    $    1.54
                                           =========
Net income per Class A common
 unit diluted .........................    $    1.53
                                           =========
Weighted average common units
basic .................................       46,424
                                           =========
Weighted average common units
diluted ...............................       46,833
                                           =========



                                              USE OF
                                            PREFERRED
                                              STOCK             COMMON                              OTHER
                                             OFFERING            STOCK           ACQUIRED         ACQUIRED
                                             PROCEEDS          OFFERING       PROPERTIES (I)   PROPERTIES (J)
                                        ----------------- ------------------ ---------------- ----------------
REVENUE:
Rental property .......................   $        --        $        --          $9,332          $ 13,255
Residential sales .....................            --                 --              --                --
Other Income ..........................            --                 --              --                --
                                          -----------        -----------          ------          --------
                                                   --                 --           9,332            13,255
OPERATING EXPENSES:
Rental property .......................            --                 --           1,727             6,474
Residential cost of sales .............            --                 --              --                --
Depreciation and amortization .........            --                 --              --                --
INTEREST EXPENSE:
 Contractual ..........................        (8,378)(f)        (13,704)(h)          --                --
 Amortization of deferred
  financing costs .....................            --                 --              --                --
                                          -----------        -----------          ------          --------
                                               (8,378)           (13,704)             --                --
General and administrative ............            --                 --              --                --
                                          -----------        -----------          ------          --------
Income before extraordinary item
 and dividends on preferred units .....         8,378             13,704           7,605             6,781
Extraordinary item-loss on
 extinguishment of debt ...............
                                                8,378             13,704           7,605             6,781
Dividends on preferred units ..........       (10,175)(g)             --              --                --
                                          -----------        -----------          ------          --------
Net income available for
 ClassA common shareholders ...........   $    (1,797)       $    13,704          $7,605          $  6,781
                                          ===========        ===========          ======          ========
Net income per Class A common
 unit basic ...........................
Net income per Class A common
 unit diluted .........................
Weighted average common units
basic .................................
Weighted average common units
diluted ...............................



                                              PRO FORMA
                                         ACQUIRED PROPERTIES
                                             ADJUSTMENTS
REVENUE:
Rental property .......................      $      --
Residential sales .....................             --
Other Income ..........................             --
                                             ---------
                                                    --
OPERATING EXPENSES:
Rental property .......................            188(k)
Residential cost of sales .............             --
Depreciation and amortization .........          3,369(l)
INTEREST EXPENSE:
 Contractual ..........................         12,947(m)
 Amortization of deferred
  financing costs .....................             --
                                             ---------
                                                12,947
General and administrative ............             --
                                             ---------
Income before extraordinary item
 and dividends on preferred units .....        (16,504)
Extraordinary item-loss on
 extinguishment of debt ...............
                                               (16,504)
Dividends on preferred units ..........             --
                                             ---------
Net income available for
 ClassA common shareholders ...........      $ (16,504)
                                             =========
Net income per Class A common
 unit basic ...........................
Net income per Class A common
 unit diluted .........................
Weighted average common units
basic .................................
Weighted average common units
diluted ...............................

                      HIGHWOODS REALTY LIMITED PARTNERSHIP


PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) --
                                  (CONTINUED)


                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                          MOPPRS          1998          SERIES D
                                                                         AND DEBT     COMMON STOCK   PREFERRED SHARE
                                                                         OFFERING       OFFERING        OFFERING
                                                                       ------------ --------------- ----------------
REVENUE:
Rental property ......................................................   $   --        $     --       $       --
Residential sales ....................................................       --              --               --
Other Income .........................................................       --              --               --
                                                                         ------        --------       ----------
                                                                             --              --               --
OPERATING EXPENSES:
Rental property ......................................................       --              --               --
Cost of residential sales ............................................       --              --               --
Depreciation and amortization ........................................       --              --               --
INTEREST EXPENSE:
 Contractual .........................................................      285(n)         (415)(p)           --
 Amortization of deferred financing costs ............................      108(o)           --               --
                                                                         ------        --------       ----------
                                                                            393            (415)              --
General and administrative ...........................................       --              --               --
                                                                         ------        --------       ----------
Income before extraordinary item and dividends on preferred units ....     (393)            415               --
Extraordinary item -- loss on extinguishment of debt .................
                                                                           (393)            415               --
Dividends on preferred units .........................................       --              --           (8,000)(q)
                                                                         ------        --------       ----------
Net income available for Class A common units ........................   $ (393)       $    415       $   (8,000)
                                                                         ======        ========       ==========
Net income per Class A common unit basic .............................
Net income per Class A common unit diluted ...........................
Weighted average common units basic ..................................
Weighted average common units diluted ................................



                                                                        $200 MILLION                         JCN
                                                                            DEBT            JCN           PRO FORMA
                                                                          OFFERING    HISTORICAL (T)     ADJUSTMENTS
                                                                       ------------- ---------------- -----------------
REVENUE:
Rental property ......................................................   $     --         $78,076        $       --
Residential sales ....................................................         --           7,137            (7,137)(u)
Other Income .........................................................         --          12,646             1,812 (u)
                                                                         --------         -------        ----------
                                                                               --          97,859            (5,325)
OPERATING EXPENSES:
Rental property ......................................................         --          44,654            (7,476)(v)
Cost of residential sales ............................................         --           5,325            (5,325)(u)
Depreciation and amortization ........................................                     13,483            (3,287)(w)
INTEREST EXPENSE:
 Contractual .........................................................      2,078(r)       22,333                --
 Amortization of deferred financing costs ............................        449(s)           --                --
                                                                         --------         -------        ----------
                                                                            2,527          22,333                --
General and administrative ...........................................         --                             7,476(v)
                                                                         --------                        ----------
Income before extraordinary item and dividends on preferred units ....     (2,527)         12,064             3,287
Extraordinary item -- loss on extinguishment of debt .................
                                                                           (2,527)         12,064             3,287
Dividends on preferred units .........................................         --              --                --
                                                                         --------         -------        ----------
Net income available for Class A common units ........................   $ (2,527)        $12,064        $    3,287
                                                                         ========         =======        ==========
Net income per Class A common unit basic .............................
Net income per Class A common unit diluted ...........................
Weighted average common units basic ..................................
Weighted average common units diluted ................................



                                                                         PRO FORMA
                                                                       ------------
REVENUE:
Rental property ......................................................  $ 431,614
Residential sales ....................................................         --
Other Income .........................................................     22,693
                                                                        ---------
                                                                          454,307
OPERATING EXPENSES:
Rental property ......................................................    150,979
Cost of residential sales ............................................         --
Depreciation and amortization ........................................     70,559
INTEREST EXPENSE:
 Contractual .........................................................     85,780
 Amortization of deferred financing costs ............................      2,813
                                                                        ---------
                                                                           88,593
General and administrative ...........................................     17,692
                                                                        ---------
Income before extraordinary item and dividends on preferred units ....    126,484
Extraordinary item -- loss on extinguishment of debt .................     (6,945)
                                                                        ---------
                                                                          119,539
Dividends on preferred units .........................................    (32,581)
                                                                        ---------
Net income available for Class A common units ........................  $  86,958
                                                                        =========
Net income per Class A common unit basic .............................  $    1.27
                                                                        =========
Net income per Class A common unit diluted ...........................  $    1.26
                                                                        =========
Weighted average common units basic ..................................     68,551
                                                                        =========
Weighted average common units diluted ................................     69,206
                                                                        =========

                      HIGHWOODS REALTY LIMITED PARTNERSHIP


 NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                      FOR THE YEAR ENDED DECEMBER 31, 1997


1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed consolidated statement of operations is presented as if the following transactions had been consummated on January 1, 1997: (a) the completion of the Operating Partnership's business combination with Anderson Properties, Inc. ("Anderson Properties") and the purchase of a portfolio of properties from affiliates of Anderson Properties (the "Anderson Transaction") and the purchase of Century Center Office Park and an affiliated property portfolio (the "Century Center Transaction"), (b) the issuance of 125,000 Series A Preferred Units to the Company in exchange for net proceeds of approximately $121.9 million received by the Company upon the sale of 125,000 8 5/8% Series A Cumulative Redeemable Preferred Shares and of $100,000,000 of Exercisable Put Option Notes (collectively the "Other Offerings"), (c) the completion of a business combination with Associated Capital Properties, Inc. ("ACP") (d) the completion of the acquisition of the seven properties that ACP had under contract to purchase (the "1997 Pending Acquisitions"), (e) the issuance of 6.9 million Series B Preferred Units to the Company in exchange for net proceeds of approximately $166.9 million received by the Company upon the sale of 6.9 million 8% Series B Cumulative Redeemable Preferred Shares (the "Preferred Stock Offering"), (f) the issuance of 8.5 million Common Units to the Company in exchange for net proceeds of approximately $282.2 million received by the Company upon the sale of 8.5 million shares of Common Stock (the "Common Stock Offering"), (g) the completion of the business combination with Riparius Development Corporation and the acquisition of seven properties in Winston-Salem, NC and one property in Nashville, TN (collectively, the "Acquired Properties"), (h) the completion of the Garcia acquisition consisting of fourteen properties, six service center properties an 66 acres of development land and the completion of four other acquisitions of seven properties (collectively, the "Other Acquired Properties"), (i) the issuance of $125 million of 6.835% MandatOry Par Put Remarketed SecuritiesSM ("MOPPRSSM") due 2013 and $100 million of 7 1/8% notes due 2008 (the "MOPPRS and Debt Offering") (j) the issuance of 2 million Common Units to the Company in exchange for net proceeds of approximately $68.2 million received by the Company upon the sale of 2 million shares of Common Stock ("the 1998 Common Stock Offering), (k) the issuance of 400,000 Series D Preferred Units to the Company in exchange for net proceeds of approximately $96.9 million received by the Company upon the sale of 400,000 8% Series D Cumulative Redeemable Preferred Shares (the "Series D Preferred Offering"), (l) the issuance of $200 million of 7 1/2% notes due 2018 (the "April 1998 Debt Offering") and (m) the completion of the JCN Transaction.

     This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Operating Partnership as of June 30, 1998, the consolidated financial statements and related notes of the Operating Partnership included in its Annual Report on Form 10-K for the year ended December 31, 1997, the unaudited financial statements and related notes of the Operating Partnership included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, the financial statements and related notes of Associated Capital Properties Portfolio and 1997 Pending Acquisitions included in the Operating Partnership's Current Report on Form 8-K dated October 1, 1997 (as filed with the Securities and Exchange Commission on October 16, 1997), the statements of revenues and certain expenses of Riparius Properties, Shelton Properties and Winners Circle for the year ended December 31, 1996 included in the Operating Partnership's Form 8-K dated November 17, 1997 (as filed with the Securities and Exchange Commission on February 3, 1998), and the consolidated financial statements and related notes of J.C. Nichols Company and Subsidiaries for the year ended December 31, 1997 and for the six months ended June 30, 1998, both of which are included herein.

     The pro forma condensed consolidated statement of operations is unaudited and is not necessarily indicative of what the Operating Partnership's actual results would have been had the aforementioned transactions actually occurred on January 1, 1997 nor does it purport to represent the future operating results of the Operating Partnership.


2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

   (a.) Represents the Operating Partnership's historical consolidated statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1997.

   (b.) Reflects the historical statement of operations of Century Center Office
        Park and an affiliated portfolio ("Century Center") and the properties acquired in the Anderson Transaction for the period from January 1, 1997 through the

                     HIGHWOODS REALTY LIMITED PARTNERSHIP

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (UNAUDITED) -- CONTINUED

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS -- Continued

        respective dates of their acquisition, adjusted on a pro forma basis for interest expense and depreciation expense. Interest expense reflects the reduction in mortgage interest rate costs based on the average rate of assumed debt (7.15% and 8.78% for Century Center and Anderson Properties, respectively) at the date of acquisition. Depreciation expense has been adjusted to reflect a 40 year depreciable life for buildings on a straight line basis at the date of acquisition.

   (c.) Reflects the estimated interest expense savings on $127.5 million of the Operating Partnership's $430 million unsecured revolving lines of credit (the "Lines of Credit") at an interest rate of 7.60% (6.25% interest rate cap plus 135 basis points) and $63.1 million of other loans repaid with the proceeds of the Other Offerings at an average interest rate of 8.50% and the dividends incurred on the Operating Partnership's Series A Preferred Units from January 1, 1997 through the date of the offering of the Series A Preferred Units.

   (d.) Represents the historical revenues and operating expenses of the ACP
        Portfolio through the date of acquisition and the historical operations of properties acquired by ACP during 1997 from January 1, 1997 to the respective dates of their acquisition adjusted on a pro forma basis for incremental revenue related to owner-occupied buildings, interest expense and depreciation expense related to the ACP Portfolio and the 1997 Pending Acquisitions. Interest expense reflects the reduction in mortgage interest costs based on the average interest rate of assumed debt (8.27%) and the interest rate on debt drawn on the line of credit (6.69%) at the date of acquisition. Depreciation expense had been adjusted to reflect a 40 year depreciable life for buildings on a straight line basis at the date of acquisition.

   (e.) Reflects the historical revenues and operating expenses of the 1997
        Pending Acquisitions through the date of acquisition.

   (f.) Reflects the estimated interest expense savings on $166.9 million of the Lines of Credit at an average interest rate of 6.69% repaid with the proceeds of the Preferred Stock Offering.

   (g.) Represents the 8% dividend on the Series B Preferred Units issued in the Preferred Stock Offering.

   (h.) Represents the estimated interest expense savings on $273.1 million of the Lines of Credit at an average interest rate of 6.69% repaid with the proceeds of the Common Stock Offering.

   (i.) Reflects the historical revenues and operating expenses of Acquired
        Properties through the date of acquisition.

   (j.) Reflects the historical revenues and operating expenses of Other
        Acquired Properties through the date of acquisition.

   (k.) Represents the incremental operating expenses related to salary expense of property management incurred by the Operating Partnership upon completion of the Acquired Properties and the Other Acquired Properties.

   (l.) Represents the net adjustment of depreciation expense for Acquired
        Properties and the Other Acquired Properties based upon an assumed allocation of the purchase price to land, buildings and development in process. Building depreciation is computed on a straight-line basis using an estimated life of 40 years.

   (m.) Represents the net adjustment to interest expense to reflect interest costs on $219.4 million in borrowings under the Lines of Credit at an assumed rate of 6.87% (the capped interest rate based on a 30-day LIBOR rate of 5.87% plus 100 basis points) and $31.0 million in assumed debt at a weighted average interest rate of 8.33%.

   (n.) Represents the estimated interest expense on $125 million of MOPPRS due
        2013 at an interest rate of 6.835% and $100 million in debt securities due 2008 (at a rate of 7.125%) offset by the interest expense savings on the $226.3 million of the Lines of Credit at an average interest rate of 6.69% repaid with the proceeds of the MOPPRS and Debt Offering.

   (o.) Represents the amortization of the deferred financing costs associated with the MOPPRS and Debt Offering, straight-line over the terms of the securities offset by the amortization of the $3.5 million MOPPRS premium paid by the remarketing dealer, using the effective interest method over the term of the securities.

                     HIGHWOODS REALTY LIMITED PARTNERSHIP
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (UNAUDITED) -- CONTINUED


   (p.) Represents the estimated interest expense savings on $30.8 million of the Lines of Credit at an average interest rate of 6.69% repaid with a portion of the net proceeds of the 1998 Common Stock Offering.

   (q.) Represents the 8% dividend on the Series D Preferred Units issued in the Series D Preferred Offering.

   (r.) Represents the estimated interest expense on $200 million of notes due
        2018 at a discount of .361% with an interest rate of 7.5% offset by the interest expense savings on $170.9 million of the Lines of Credit at an average interest rate of 6.95% repaid with the proceeds of the notes.

   (s.) Represents the amortization of the deferred financing costs (including the $6.4 million paid to terminate the related treasury lock agreement) associated with the $200 million notes using the effective interest rate method for the hedge instrument and underwriters discount and the straight line basis for the financing costs.

   (t.) Represents the J.C. Nichols Company and Subsidiaries' historical statement of operations (pre-tax) contained in the consolidated financial statements and related notes of J.C. Nichols Company and Subsidiaries as of and for the year ended December 31, 1997 included herein.

   (u.) Represents the reclass of the historical gross profit of the residential business to other income as this will be accounted for in a separate business entity under the equity method of accounting upon acquisition. J.C. Nichols Company presently consolidates the residential business; however, subsequent to the merger, the Operating Partnership will not have majority ownership or control of the entity which will conduct the residential business and will accordingly use the equity method of accounting.

   (v.) Represents a reclass of certain operating expenses to general and administrative expense ($7,476) for comparative purposes.

   (w.) Represents the reduction in historical depreciation expense on the properties acquired in the JCN Transaction based on a 80% allocation to buildings and a 20% allocation to land for net assets acquired. Amounts recorded as tenant improvements on J.C. Nichols' general ledger and depreciated as buildings over 40 years after the combination account for the decrease.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors


J.C. Nichols Company
Kansas City, Missouri:

     We have audited the accompanying consolidated balance sheets of J.C. Nichols Company and subsidiaries (the Company) as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP

Kansas City, Missouri
March 6, 1998

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS



                                                                                  DECEMBER 31,                JUNE 30,
                                                                        --------------------------------- ---------------
                                                                              1997             1996             1998
                                                                        ---------------- ---------------- ---------------
                                                                                                            (UNAUDITED)
ASSETS
Revenue-producing properties (note 2) .................................  $ 163,097,000    $ 189,011,000    $ 165,996,000
Land and improvement inventories ......................................      9,791,000       24,204,000        8,597,000
Property held for future development ..................................      7,793,000        6,918,000        7,238,000
                                                                         -------------    -------------    -------------
  Total properties ....................................................    180,681,000      220,133,000      181,831,000
Cash and cash equivalents .............................................     15,968,000       14,454,000       26,255,000
Temporary investments .................................................     42,633,000       45,053,000       32,415,000
Accounts receivable (note 9) ..........................................      3,061,000        2,000,000        2,214,000
Prepaid expenses ......................................................      6,378,000        6,355,000        6,837,000
Notes receivable (notes 3, 9 and 10) ..................................     40,757,000       21,514,000       30,303,000
Investments in real estate partnerships (note 4) ......................      2,457,000        2,163,000        9,166,000
Minority interest in consolidated partnerships ........................      4,717,000        4,431,000        4,962,000
Income taxes receivable ...............................................        383,000               --               --
Deferred income taxes (note 7) ........................................             --        3,456,000          368,000
Other assets, net .....................................................        739,000          768,000        2,212,000
                                                                         -------------    -------------    -------------
                                                                         $ 297,774,000    $ 320,327,000    $ 296,563,000
                                                                         =============    =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Mortgage indebtedness (note 5) ........................................  $ 288,553,000    $ 309,188,000    $ 285,682,000
Notes payable to banks and others (notes 9 and 14) ....................     12,990,000        2,000,000        2,488,000
Accounts payable and tenants' deposits ................................      9,059,000        6,633,000        7,358,000
Accrued expenses and other liabilities ................................      8,613,000        8,020,000        8,397,000
Income taxes payable ..................................................             --       11,525,000        2,133,000
Accrued contribution to Employee Stock Ownership Trust (note 10) ......             --       11,050,000               --
Deferred gains on the sale of property ................................      2,024,000          517,000        2,022,000
Deferred income taxes (note 7) ........................................      2,708,000               --        6,134,000
                                                                         -------------    -------------    -------------
                                                                           323,947,000      348,933,000      314,214,000
                                                                         -------------    -------------    -------------
Stockholders' equity (deficit):
  Common stock, par value $.01 per share; 10,000,000 shares
   authorized and 5,721,744, 5,016,745 and 4,619,039 shares issued
   (note 13) ..........................................................        100,000          100,000          100,000
  Additional paid-in capital ..........................................     19,917,000        8,319,000       24,298,000
  Retained earnings ...................................................     99,788,000       80,402,000      103,929,000
                                                                         -------------    -------------    -------------
                                                                           119,805,000       88,821,000      128,327,000
  Less treasury stock, at cost (1,179,235, 164,345 and 1,179,235 shares
   of common stock) (note 14) .........................................    145,978,000      117,427,000      145,978,000
                                                                         -------------    -------------    -------------
Total stockholders' equity (deficit) ..................................    (26,173,000)     (28,606,000)     (17,651,000)
Commitments and contingencies (notes 2, 8 and 10) .....................
                                                                         $ 297,774,000    $ 320,327,000    $ 296,563,000
                                                                         =============    =============    =============

         See accompanying notes to consolidated financial statements.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                            YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------
                                                     1997             1996              1995
                                               --------------- ----------------- -----------------
Sales and revenues:
 Rents .......................................  $ 78,076,000     $  79,878,000     $  79,818,000
 Property sales ..............................     7,137,000         6,623,000         6,047,000
 Commissions and fees ........................     1,057,000         1,232,000         1,459,000
 Dividends and interest ......................     5,740,000         4,634,000         4,806,000
 Gains on sales of investments and other
   assets ....................................     2,628,000        34,867,000         5,711,000
 Equity in earnings of unconsolidated
   affiliates ................................     1,639,000           697,000           157,000
 Other .......................................     1,582,000         4,697,000         1,307,000
                                                ------------     -------------     -------------
                                                  97,859,000       132,628,000        99,305,000
                                                ------------     -------------     -------------
Costs and expenses:
 Selling, general and operating expenses .....    44,654,000        45,394,000        45,952,000
 Cost of property sales ......................     5,325,000         5,162,000         3,944,000
 Interest ....................................    22,333,000        23,466,000        27,862,000
 Depreciation and amortization ...............    13,483,000        13,954,000        14,355,000
 Employee Stock Ownership Trust
   contribution (note 10) ....................            --                --         1,787,000
 Valuation allowances ........................            --                --         2,350,000
 Litigation settlement (note 11) .............            --                --        19,553,000
                                                ------------     -------------     -------------
                                                  85,795,000        87,976,000       115,803,000
                                                ------------     -------------     -------------
Income (loss) before income taxes ............    12,064,000        44,652,000       (16,498,000)
Income tax expense (benefit) (note 7) ........    (7,322,000)       16,750,000        (5,746,000)
                                                ------------     -------------     -------------
Net income (loss) ............................  $ 19,386,000     $  27,902,000     $ (10,752,000)
                                                ============     =============     =============
Basic income (loss) per share ................  $       4.63     $        5.75     $       (0.74)
                                                ============     =============     =============
Diluted income (loss) per share ..............  $       4.47     $        5.62     $       (0.74)
                                                ============     =============     =============



                                                   SIX MONTHS ENDED JUNE 30,
                                               ---------------------------------
                                                     1998             1997
                                               ---------------- ----------------
                                                          (UNAUDITED)
Sales and revenues:
 Rents .......................................   $ 38,558,000     $ 39,731,000
 Property sales ..............................      7,886,000        3,286,000
 Commissions and fees ........................             --          469,000
 Dividends and interest ......................      2,402,000        2,353,000
 Gains on sales of investments and other
   assets ....................................      1,375,000          236,000
 Equity in earnings of unconsolidated
   affiliates ................................      3,737,000          172,000
 Other .......................................        362,000          436,000
                                                 ------------     ------------
                                                   54,320,000       46,683,000
                                                 ------------     ------------
Costs and expenses:
 Selling, general and operating expenses .....     24,348,000       19,378,000
 Cost of property sales ......................      7,708,000        2,831,000
 Interest ....................................     10,142,000       11,639,000
 Depreciation and amortization ...............      5,848,000        6,741,000
 Employee Stock Ownership Trust
   contribution (note 10) ....................             --               --
 Valuation allowances ........................             --               --
 Litigation settlement (note 11) .............             --               --
                                                 ------------     ------------
                                                   48,046,000       40,589,000
                                                 ------------     ------------
Income (loss) before income taxes ............      6,274,000        6,094,000
Income tax expense (benefit) (note 7) ........      2,133,000        2,285,000
                                                 ------------     ------------
Net income (loss) ............................   $  4,141,000     $  3,809,000
                                                 ============     ============
Basic income (loss) per share ................   $       0.90     $       0.95
                                                 ============     ============
Diluted income (loss) per share ..............   $       0.87     $       0.92
                                                 ============     ============

         See accompanying notes to consolidated financial statements.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES


           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                               YEARS ENDED
                                                                              DECEMBER 31,
                                                                            -----------------
                                                                                   1997
                                                                            -----------------
Common stock:
 Balance at beginning and end of year (note 13) ...........................  $      100,000
                                                                             --------------
Additional paid-in capital (note 13):
 Balance at beginning of year .............................................       8,319,000
 Contribution of 110,000 shares to Employee Stock Ownership Trust
   (note 10) ..............................................................              --
 Conveyance of 679,999 shares to Employee Stock Ownership Trust
   and to a Court (note 10) ...............................................      11,050,000
 Income tax benefit of options exercised on 25,000 shares .................         381,000
 Earned stock compensation (note 12) ......................................         167,000
                                                                             --------------
 Balance at end of year ...................................................      19,917,000
                                                                             --------------
Unrealized gain on marketable equity securities available-for-sale, net of income taxes:
 Balance at beginning of year .............................................              --
 Unrealized gain, net of income taxes of $184,000 and $4,165,000 ..........              --
 Realized loss from sale of securities, net of income taxes of
   $23,000 ................................................................              --
 Realized gain from sale of securities, net of income taxes of
   $11,636,000 and $208,000 ...............................................              --
                                                                             --------------
 Balance at end of year ...................................................              --
                                                                             --------------
Retained earnings:
 Balance at beginning of year .............................................      80,402,000
 Net income (loss) ........................................................      19,386,000
                                                                             --------------
 Balance at end of year ...................................................      99,788,000
                                                                             --------------
Treasury stock:
 Balance at beginning of year .............................................    (117,427,000)
 Contribution of 110,000 shares to Employee Stock Ownership Trust
   (notes 10 and 13) ......................................................              --
 Receipt of 12,227 shares in litigation settlement (note 11) ..............              --
 Receipt of 125,242 shares previously securing note receivable
   (note 11) ..............................................................              --
 Purchase of 948,880 shares (note 14) .....................................     (25,857,000)
 Receipt of 54,162 shares from Employee Stock Ownership Trust in
   payment of note receivable (note 10) ...................................      (1,983,000)
 Purchase of 11,848 shares ................................................        (711,000)
                                                                             --------------
 Balance at end of year ...................................................    (145,978,000)
                                                                             --------------
Note receivable secured by the Company's common stock:
 Balance at beginning of year .............................................              --
 Transfer of 125,242 shares to treasury stock in settlement of note
   receivable (note 11) ...................................................              --
 Balance at end of year ...................................................              --
                                                                             --------------
Total stockholders' equity (deficit) ......................................  $  (26,173,000)
                                                                             ==============



                                                                                  YEARS ENDED DECEMBER 31,
                                                                            -------------------------------------
                                                                                   1996               1995
                                                                            ------------------ ------------------
Common stock:
 Balance at beginning and end of year (note 13) ...........................   $      100,000     $      100,000
                                                                              --------------     --------------
Additional paid-in capital (note 13):
 Balance at beginning of year .............................................        7,079,000          6,002,000
 Contribution of 110,000 shares to Employee Stock Ownership Trust
   (note 10) ..............................................................               --          1,077,000
 Conveyance of 679,999 shares to Employee Stock Ownership Trust
   and to a Court (note 10) ...............................................               --                 --
 Income tax benefit of options exercised on 25,000 shares .................               --                 --
 Earned stock compensation (note 12) ......................................        1,240,000                 --
                                                                              --------------     --------------
 Balance at end of year ...................................................        8,319,000          7,079,000
                                                                              --------------     --------------
Unrealized gain on marketable equity securities available-for-sale, net of income taxes:
 Balance at beginning of year .............................................       21,023,000         13,755,000
 Unrealized gain, net of income taxes of $184,000 and $4,165,000 ..........          320,000          7,612,000
 Realized loss from sale of securities, net of income taxes of
   $23,000 ................................................................               --             42,000
 Realized gain from sale of securities, net of income taxes of
   $11,636,000 and $208,000 ...............................................      (21,343,000)          (386,000)
                                                                              --------------     --------------
 Balance at end of year ...................................................               --         21,023,000
                                                                              --------------     --------------
Retained earnings:
 Balance at beginning of year .............................................       52,500,000         63,252,000
 Net income (loss) ........................................................       27,902,000        (10,752,000)
                                                                              --------------     --------------
 Balance at end of year ...................................................       80,402,000         52,500,000
                                                                              --------------     --------------
Treasury stock:
 Balance at beginning of year .............................................     (117,427,000)       (14,582,000)
 Contribution of 110,000 shares to Employee Stock Ownership Trust
   (notes 10 and 13) ......................................................               --            710,000
 Receipt of 12,227 shares in litigation settlement (note 11) ..............               --         (9,207,000)
 Receipt of 125,242 shares previously securing note receivable
   (note 11) ..............................................................               --        (94,348,000)
 Purchase of 948,880 shares (note 14) .....................................               --                 --
 Receipt of 54,162 shares from Employee Stock Ownership Trust in
   payment of note receivable (note 10) ...................................               --                 --
 Purchase of 11,848 shares ................................................               --                 --
                                                                              --------------     --------------
 Balance at end of year ...................................................     (117,427,000)      (117,427,000)
                                                                              --------------     --------------
Note receivable secured by the Company's common stock:
 Balance at beginning of year .............................................               --        (94,348,000)
 Transfer of 125,242 shares to treasury stock in settlement of note
   receivable (note 11) ...................................................               --         94,348,000
 Balance at end of year ...................................................               --                 --
                                                                              --------------     --------------
Total stockholders' equity (deficit) ......................................   $  (28,606,000)    $  (36,725,000)
                                                                              ==============     ==============

         See accompanying notes to consolidated financial statements.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                        YEARS ENDED DECEMBER 31,
                                                           ---------------------------------------------------
                                                                 1997             1996              1995
                                                           ---------------- ---------------- -----------------
Operating activities:
 Net income (loss) .......................................  $  19,386,000    $  27,902,000     $ (10,752,000)
 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization ..........................     13,483,000       13,954,000        14,355,000
  Valuation allowances ...................................             --               --         2,350,000
  Earned stock compensation ..............................        167,000        1,240,000                --
  Noncash portion of litigation settlement ...............             --               --        13,588,000
  Deferred income taxes ..................................      6,164,000        2,062,000        (2,597,000)
  Equity in earnings of unconsolidated affiliates ........     (1,639,000)        (697,000)         (157,000)
  Employee Stock Ownership Trust contribution ............             --               --         1,787,000
  Gains on sales of investments and other assets .........     (2,628,000)     (34,867,000)       (5,711,000)
  Changes in:
    Land and improvement inventories .....................      3,604,000        2,714,000         7,280,000
    Accounts receivable ..................................     (1,114,000)       2,165,000           577,000
    Minority interest in consolidated partnerships .......       (424,000)        (147,000)         (430,000)
    Accounts payable and tenants' deposits ...............      2,577,000         (153,000)         (539,000)
    Accrued expenses and other liabilities ...............        707,000         (577,000)         (640,000)
    Current income taxes .................................    (11,528,000)      15,717,000         1,437,000
    Other, net ...........................................     (1,954,000)         400,000         1,469,000
                                                            -------------    -------------     -------------
Net cash provided by operating activities ................     26,801,000       29,713,000        22,017,000
                                                            -------------    -------------     -------------
Investing activities:
 Net (increase) decrease in temporary investments ........      2,420,000      (40,447,000)         (202,000)
 Payments on notes receivable ............................      9,086,000        8,773,000         6,927,000
 Issuance of notes receivable ............................    (19,466,000)      (6,632,000)       (6,174,000)
 Additions to revenue-producing properties ...............    (11,327,000)      (8,317,000)       (7,862,000)
 Purchase of marketable equity securities ................             --               --        (3,021,000)
 Proceeds from sales of capital assets ...................      9,577,000        3,056,000         5,269,000
 Return of capital from unconsolidated affiliates ........      1,360,000          400,000           420,000
 Proceeds from sales of marketable equity securities .....             --       38,617,000           925,000
 Maturities of marketable securities .....................             --               --         2,359,000
 Investments in and advances to unconsolidated
  affiliates .............................................        (15,000)         (14,000)         (394,000)
 Other, net ..............................................        191,000           (6,000)           30,000
                                                            -------------    -------------     -------------
Net cash used in investing activities ....................     (8,174,000)      (4,570,000)       (1,723,000)
                                                            -------------    -------------     -------------
Financing activities:
 Payments on mortgage indebtedness .......................    (22,978,000)     (20,593,000)      (11,825,000)
 Issuance of mortgage indebtedness .......................     21,366,000        6,353,000                --
 Purchases of treasury stock .............................    (13,521,000)              --        (4,901,000)
 Issuance of notes to banks and others ...................             --               --        11,356,000
 Payments on notes to banks and others ...................     (2,000,000)      (3,658,000)      (22,362,000)
 Issuance of common stock ................................             --               --                --
 Dividends paid ..........................................             --               --        (1,180,000)
 Capital contributions from minority partners ............         20,000               --         1,641,000
                                                            -------------    -------------     -------------
Net cash used in financing activities ....................    (17,113,000)     (17,898,000)      (27,271,000)
                                                            -------------    -------------     -------------
Net increase (decrease) in cash and cash equivalents .....      1,514,000        7,245,000        (6,977,000)
Cash and cash equivalents, beginning of period ...........     14,454,000        7,209,000        14,186,000
                                                            -------------    -------------     -------------
Cash and cash equivalents, end of period .................  $  15,968,000    $  14,454,000     $   7,209,000
                                                            =============    =============     =============



                                                               SIX MONTHS ENDED JUNE 30,
                                                           ---------------------------------
                                                                 1998             1997
                                                           ---------------- ----------------
                                                                      (UNAUDITED)
Operating activities:
 Net income (loss) .......................................  $    4,141,000   $    3,809,000
 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization ..........................       5,848,000        6,741,000
  Valuation allowances ...................................              --               --
  Earned stock compensation ..............................          95,000               --
  Noncash portion of litigation settlement ...............              --               --
  Deferred income taxes ..................................       3,426,000        2,285,000
  Equity in earnings of unconsolidated affiliates ........      (3,737,000)        (172,000)
  Employee Stock Ownership Trust contribution ............              --               --
  Gains on sales of investments and other assets .........      (1,375,000)        (236,000)
  Changes in:
    Land and improvement inventories .....................       2,542,000        1,691,000
    Accounts receivable ..................................         240,000          654,000
    Minority interest in consolidated partnerships .......        (122,000)         (76,000)
    Accounts payable and tenants' deposits ...............      (1,701,000)        (413,000)
    Accrued expenses and other liabilities ...............       2,616,000        1,520,000
    Current income taxes .................................          15,000        2,072,000
    Other, net ...........................................      (2,842,000)      (1,703,000)
                                                            --------------   --------------
Net cash provided by operating activities ................       9,146,000       16,172,000
                                                            --------------   --------------
Investing activities:
 Net (increase) decrease in temporary investments ........      10,218,000        6,045,000
 Payments on notes receivable ............................      16,346,000        4,858,000
 Issuance of notes receivable ............................      (5,892,000)      (3,760,000)
 Additions to revenue-producing properties ...............     (10,196,000)      (2,968,000)
 Purchase of marketable equity securities ................              --               --
 Proceeds from sales of capital assets ...................       2,832,000          932,000
 Return of capital from unconsolidated affiliates ........       1,332,000          800,000
 Proceeds from sales of marketable equity securities .....              --               --
 Maturities of marketable securities .....................              --               --
 Investments in and advances to unconsolidated
  affiliates .............................................      (4,289,000)              --
 Other, net ..............................................              --          184,000
                                                            --------------   --------------
Net cash used in investing activities ....................      10,351,000        6,091,000
                                                            --------------   --------------
Financing activities:
 Payments on mortgage indebtedness .......................      (2,871,000)     (20,231,000)
 Issuance of mortgage indebtedness .......................              --       14,616,000
 Purchases of treasury stock .............................              --      (12,810,000)
 Issuance of notes to banks and others ...................              --               --
 Payments on notes to banks and others ...................     (10,502,000)              --
 Issuance of common stock ................................       4,286,000               --
 Dividends paid ..........................................              --               --
 Capital contributions from minority partners ............        (123,000)          20,000
                                                            --------------   --------------
Net cash used in financing activities ....................      (9,210,000)     (18,405,000)
                                                            --------------   --------------
Net increase (decrease) in cash and cash equivalents .....      10,287,000        3,858,000
Cash and cash equivalents, beginning of period ...........      15,968,000       14,454,000
                                                            --------------   --------------
Cash and cash equivalents, end of period .................  $   26,255,000   $   18,312,000
                                                            ==============   ==============

          See accompanying notes to consolidated financial statements.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       DECEMBER 31, 1997, 1996 AND 1995


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of J.C. Nichols Company and its majority controlled affiliates (the Company). Significant intercompany profits, transactions and balances have been eliminated.

     Minority interest in consolidated partnerships represents the cumulative losses, after capital contributions, attributable to minority interests in consolidated general partnership investments of the Company.


     REVENUE-PRODUCING PROPERTIES

     Revenue-producing properties are carried at cost less accumulated depreciation. All direct and indirect costs clearly associated with the acquisition and development of real estate projects are capitalized. Interest and certain indirect costs are capitalized during periods in which activities necessary to ready the property for its intended use are in progress. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets, generally seven to thirty-one years.

     Real estate projects are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest changes) of the asset is less than the carrying amount of the asset, an impairment loss is recognized. The amount of the impairment loss is calculated based on an evaluation of discounted cash flows.

     Leases for office and warehouse space provide for fixed monthly rents and may contain provisions for rent escalations, utility charges and other adjustments. Retail leases generally provide for minimum annual rents, contingent rentals based on a percentage of the lessee's sales and, in many instances, the tenant's proportionate share of real estate taxes, insurance and maintenance. These leases generally have a term of three to five years or longer in the case of most major tenants. Apartment leases provide for a fixed monthly rental primarily for a term of one year. All leases are accounted for as operating leases.


     LAND AND IMPROVEMENT INVENTORIES

     Land and improvement inventories includes residentially zoned land, land improvements and building improvements, and are carried at the lower of average cost or market. Revenues from property sales are recorded when sufficient funds are received from the buyer and all conditions precedent to the sale are completed, generally when the property is deeded to the buyer. Improvement costs are allocated to the parcels benefited on the basis of estimated relative sales value.


     DEFERRED GAINS ON THE SALE OF PROPERTY

     Gains on the sale of property are deferred until such time as the Company is no longer required to perform significant activities related to the property sold, has no continuing involvement and has transferred the risks and rewards of ownership. Additionally, the buyer must have evidenced a substantial initial and continuing investment in the property.

     Gains on the sale of property to unconsolidated affiliates are deferred to the extent of the Company's ownership interest in such affiliates.


     INVESTMENTS IN REAL ESTATE PARTNERSHIPS

     Investments in real estate partnerships primarily consist of investments in and advances to unconsolidated affiliates. Investments in real estate partnerships are accounted for on the equity method and reflect the Company's share of income or loss of the partnerships, reduced by distributions received and increased by contributions made.


     TEMPORARY INVESTMENTS AND CASH EQUIVALENTS

     Temporary investments are marketable securities which are callable within 30 to 180 days of purchase and are carried at the lower of amortized cost or market value. Cash equivalents include money market funds, certificates of deposit and debt securities acquired with an original maturity of three months or less.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued


     INCOME TAXES

     Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the income tax basis of the Company's assets and liabilities. The impact on deferred taxes of changes in tax rates and laws is reflected in the financial statements in the period of change.


     TREASURY STOCK

     Treasury stock purchases have been recorded at cost. Other receipts of treasury stock have been recorded at estimated fair value.


     INCOME (LOSS) PER SHARE

     In 1997, the Company adopted Statement of Financial Accounting Standard
(SFAS) No. 128 EARNINGS PER SHARE, which established new standards for computing and presenting income per share. Basic income per share is computed using the weighted average number of common shares outstanding during each year. Diluted income per share includes the effect of all dilutive potential common shares (primarily stock options) outstanding during each year. All income per share data has been restated to reflect the adoption of SFAS No. 128 and retroactive adjustment of the 1996 stock split (see note 13).

     The shares used in the calculation of basic and diluted income per share are shown below:



                                                                                                   JUNE 30,
                                                                                           ------------------------
                                                          1997        1996        1995         1998        1997
                                                      ----------- ----------- ------------ ----------- ------------
                                                                                                 (UNAUDITED)
 Weighted average common shares outstanding for
  computation of basic income per share .............  4,186,219   4,852,400   14,469,360   4,595,361   4,005,387
 Stock options ......................................    153,807     116,029           --     166,824     125,468
                                                       ---------   ---------   ----------   ---------   ---------
 Shares outstanding for computation of diluted income
  per share .........................................  4,340,026   4,968,429   14,469,360   4,762,185   4,130,855
                                                       =========   =========   ==========   =========   =========

     USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported balances of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


     RECLASSIFICATIONS

     Certain amounts in the consolidated financial statements have been reclassified to conform with the 1997 presentation.


(2) REVENUE-PRODUCING PROPERTIES

     Revenue-producing properties at December 31, 1997 and 1996 consisted of:



                                                     1997            1996
                                               --------------- ---------------
       Land and improvements .................  $  25,567,000   $  29,355,000
       Buildings and improvements ............    284,423,000     308,667,000
       Furnishings and equipment .............      5,450,000       4,163,000
       Construction in progress ..............      5,925,000         625,000
                                                -------------   -------------
                                                  321,365,000     342,810,000
       Less accumulated depreciation .........    158,268,000     153,799,000
                                                -------------   -------------
                                                $ 163,097,000   $ 189,011,000
                                                =============   =============

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(2) REVENUE-PRODUCING PROPERTIES -- Continued

     As of December 31, 1997, future minimum lease payments receivable under noncancelable operating leases, excluding apartments, are as follows:



YEAR                                              AMOUNT
-------------------------------------------- ---------------
  1998 .....................................  $  37,333,000
  1999 .....................................     32,294,000
  2000 .....................................     25,810,000
  2001 .....................................     21,574,000
  2002 .....................................     18,194,000
  Thereafter ...............................    136,483,000
                                              -------------
  Total future minimum lease payments ......  $ 271,688,000
                                              =============

     Contingent rents amounted to $3,395,000, $3,713,000 and $4,162,000 for 1997, 1996 and 1995, respectively. Apartment rentals under leases of one year or less aggregated $19,793,000, $19,735,000 and $18,681,000 for 1997, 1996 and
1995, respectively.

     In 1987, a subsidiary of the Company entered into various contracts with the City of St. Petersburg, Florida (the City) for the redevelopment and construction of certain parking, commercial and retail facilities known as Bay Plaza. Due to a delay in significant development activities, the Company ceased capitalization of interest, property taxes, insurance and other development costs on December 31, 1990.

     Based on its assessment of the feasibility of developing Bay Plaza under the existing cost structure, management determined in 1994 that the value of Bay Plaza had declined and reduced its carrying value to $3,000,000 at December 31, 1994. During 1996, the Company disposed of certain Bay Plaza assets with a book value of $7,300,000 and was released from related mortgages payable in the amount of $2,200,000. In December 1997, the Company sold substantially all of its remaining Bay Plaza assets for $4,000,000, realizing a gain of $2,500,000.

     In December 1996, the Company announced a $240,000,000 plan to redevelop areas on and around the Country Club Plaza in Kansas City, Missouri. The Company filed an application with the Tax Increment Financing Commission of Kansas City seeking to use funds generated from tax increment financing to fund approximately 25% of the proposed redevelopment. The application was approved by the Tax Increment Financing Commission, and the City Council of Kansas City, Missouri gave final approval in April 1997. The Plan is to be executed over the next ten years and is contingent on market demand. The Company is currently exploring various options for funding development cost in excess of the approved tax increment financing. At December 31, 1997, the Company had capitalized approximately $5,100,000 in costs relating to the redevelopment.


(3) NOTES RECEIVABLE

     Notes receivable at December 31, 1997 and 1996 consisted of:


                                                             1997            1996
                                                       --------------- ---------------
           Promissory notes, collateralized by real
            estate, due 1998 to 2013, 7% to 11% ......  $ 24,682,000    $ 14,116,000
           Notes receivable -- ESOT (note 10) ........    12,000,000       1,926,000
           Notes receivable -- miscellaneous, 8% to 10%      657,000       2,577,000
           First mortgage and construction loans on
            residential property, 10% to 10.5% .......     3,418,000       2,895,000
                                                        ------------    ------------
                                                        $ 40,757,000    $ 21,514,000
                                                        ============    ============

     In 1997, the Company sold a parcel of real estate in exchange for a $10,845,000 promissory note receivable bearing interest at 7% and maturing on May 10, 2000. The resulting gain of $1,523,000 was deferred at December 31, 1997 and will be recognized upon collection of the note.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(3) NOTES RECEIVABLE -- Continued

     The Company has valuation reserves of $1,954,000 and $3,799,000 related to notes receivable at December 31, 1997 and 1996, respectively.


(4) INVESTMENTS IN REAL ESTATE PARTNERSHIPS

     In November, 1997, the Company entered into an agreement with Kessinger/Hunter & Company, Inc. (Kessinger/
Hunter) to form a limited liability company (LLC) to provide services to previous Kessinger/Hunter clients as well as management and leasing for the Company's portfolio of office, industrial and retail properties, excluding the Country Club Plaza in Kansas City, Missouri. On January 2, 1998, the Company made an initial investment in the LLC of $4,286,000, which represents a 30% equity interest. The Company has the option of increasing its equity interest to 65% by 2001. In addition, the agreement provides to the LLC a call right which enables it to purchase up to 76,530 shares of common stock of the Company at a price of $56 per share. In February 1998, the LLC returned to the Company the $4,286,000 to permit it to exercise this call right. Accordingly, the Company will issue 76,530 shares of its common stock to the LLC.

     At December 31, 1997, the Company had an equity interest in the following unconsolidated entities:



                                               PERCENT OWNED
                                              --------------
  Center Court Partners .....................       50.0%
  Dallas County Partners ....................       50.0
  Dallas County Partners II .................       50.0
  Dallas County Partners III L.C ............       50.0
  Fountain Three ............................       50.0
  Terrace Place Partners ....................       50.0
  Meredith Drive Associates L.P .............       49.5
  Board of Trade Investment Company .........       49.0
  J.C. Nichols Real Estate ..................       40.0
  4600 Madison Associates L.P ...............       12.5
  Raphael Hotel Group L.P ...................        5.0

Selected aggregate financial data for unconsolidated affiliates for 1997 and
                           1996 is presented below:


                                             1997             1996
                                       ---------------- ----------------
  Total assets .......................  $ 131,341,000    $ 125,076,000
  Total liabilities (note 8) .........  $ 141,526,000    $ 137,870,000
  Net income .........................  $   3,714,000    $   2,189,000

(5) MORTGAGE INDEBTEDNESS

     Mortgage indebtedness consists principally of first mortgage notes on revenue-producing properties. These obligations bear annual interest at rates ranging from 3.9% to 10.5% and mature from 1998 to 2021. Substantially all of the Company's revenue-producing properties are pledged to secure this debt.

     Aggregate annual principal payments applicable to mortgage indebtedness subsequent to December 31, 1997 are:


  1998 ...............  $   8,723,000
  1999 ...............     13,968,000
  2000 ...............      6,982,000
  2001 ...............      7,419,000
  2002 ...............     15,540,000
  Thereafter .........    235,921,000
                        -------------
                        $ 288,553,000
                        =============

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(5) MORTGAGE INDEBTEDNESS -- Continued

     As a result of the bankruptcy of a primary tenant, the Company ceased making debt service payments on the underlying loan in 1991 and began negotiations with the lender to restructure the debt agreement. As of December 31, 1993, this nonrecourse debt had a principal balance of $7,149,000 and accrued interest of $1,818,000. In March 1994, the Company and the lender agreed to restructure the loan which required a cash payment of $1,649,000 to reduce the loan balance to $5,500,000. Accrued interest through February 1994 was waived under the agreement. The restructuring reduced the effective interest rate for financial statement purposes from 12% to approximately 3%.

     Due to the loss of a primary tenant in an office building that had an underlying mortgage, the Company began negotiations in 1995 with the lender to restructure the debt agreement. As of December 31, 1995, this nonrecourse debt had a principal balance of $22,500,000 and accrued interest of $3,720,000. In January 1996, the Company and the lender agreed to restructure the loan, which required a cash payment by the Company of $2,500,000. In addition, the Company has the option to retire the outstanding indebtedness prior to maturity for $14,000,000 less future principal payments thereon. The restructuring reduced the effective interest rate beginning in 1996, for financial statement purposes, from 10.5% to approximately 3%.

     In 1997, the Company relinquished certain partnership interests, the primary assets of which were revenue-producing properties, in exchange for the acquiror assuming $18,223,000 of related mortgage indebtedness. As a result of this transaction, the Company recognized a gain of $128,000.

     Certain debt agreements provide for a 50% sharing of positive and negative cash flows from operations and capital expenditures as defined between the parties. Interest expense recognized for such sharing was $622,000, $929,000 and $479,000 for 1997, 1996 and 1995, respectively. Additionally, as of December 31, 1997 and 1996, mortgage indebtedness includes a $4,026,000 preference item related to these agreements. The Company's liability is contingent upon certain conditions being met upon the sale or refinancing of the mortgaged properties.

     Interest payments (net of capitalized interest of $31,000, $14,000 and $121,000, respectively) aggregated $22,533,000, $22,898,000 and $28,417,000 for
1997, 1996 and 1995, respectively.

     The Company has a $10,000,000 unsecured line of credit with a bank. Interest on outstanding borrowings are at the prime rate and are due on demand. There were no borrowings on this line of credit at December 31, 1997 or 1996.


(6) DEFERRED COMPENSATION

     Prior to 1995, the Company accrued deferred compensation for certain key personnel to be paid over a five or ten-year period following retirement or death, including interest. Interest expense related to these agreements amounted to $126,000, $229,000 and $275,000 for 1997, 1996 and 1995,
respectively, with the accrued liability as of December 31, 1997 and 1996 aggregating $2,113,000 and $2,910,000, respectively.


(7) INCOME TAXES

     Income tax expense (benefit) is comprised of the following:



                                                  1997              1996             1995
                                           ------------------ --------------- -----------------
       Current ...........................   $  (13,486,000)   $ 14,688,000     $  (3,149,000)
       Deferred ..........................        6,164,000       2,062,000        (2,597,000)
                                             --------------    ------------     -------------
       Total income tax expense (benefit)    $   (7,322,000)   $ 16,750,000     $  (5,746,000)
                                             ==============    ============     =============

     In 1997, the Company recognized $11,846,000 in additional income tax benefit after the conveyance of 679,999 common shares to the Employee Stock Option Trust (ESOT) and to a Court was determined to be fully deductible by the Internal Revenue Service (IRS), as described in note 10. The deduction for the contribution of those shares is based on the market value at the date of the conveyance, with no limitations.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(7) INCOME TAXES -- Continued

     Total income tax expense (benefit) differs from expected income tax expense (benefit) as follows:



                                                                1997             1996             1995
                                                          ---------------- --------------- -----------------
       Expected income tax expense (benefit) at 34% .....  $   4,102,000    $ 15,182,000     $  (5,609,000)
       ESOT contribution ................................    (11,846,000)             --                --
       Tax-exempt income ................................             --              --           (26,000)
       State income taxes, exclusive of ESOT contribution        422,000       1,455,000                --
       Dividend exclusion ...............................             --          (7,000)         (170,000)
       Other, net .......................................             --         120,000            59,000
                                                           -------------    ------------     -------------
       Total income tax expense (benefit) ...............  $  (7,322,000)   $ 16,750,000     $  (5,746,000)
                                                           =============    ============     =============

     Deferred income taxes reflect the tax impact of temporary differences between the amount of assets and liabilities for financial reporting and such amounts measured by tax laws and regulations. Deferred income taxes are comprised of the following:



                                                                             1997             1996
                                                                       ---------------- ---------------
       Deferred tax assets:
        Property and receivable allowances ...........................  $   3,430,000    $  10,590,000
        Note receivable extinguished in settlement (note 11) .........     15,715,000       15,715,000
        Alternative minimum tax credits ..............................      6,162,000               --
        Gains recognized for tax reporting, deferred for financial
          reporting ..................................................      4,024,000        3,654,000
        Net operating loss carryforward ..............................      2,066,000               --
        Deferred compensation ........................................        718,000          990,000
        ESOT contributions ...........................................             --        4,437,000
        Other ........................................................             --          106,000
                                                                        -------------    -------------
       Total gross deferred tax assets ...............................     32,115,000       35,492,000
       Less valuation allowance ......................................    (15,715,000)     (15,715,000)
                                                                        -------------    -------------
       Total deferred tax assets .....................................     16,400,000       19,777,000
                                                                        -------------    -------------
       Deferred tax liabilities:
        Accelerated depreciation .....................................    (12,601,000)     (11,845,000)
        Gains recognized for financial reporting, deferred for tax
          reporting ..................................................     (5,696,000)      (4,476,000)
        State taxes ..................................................       (804,000)              --
        Other ........................................................         (7,000)              --
                                                                        -------------    -------------
       Total deferred tax liabilities ................................    (19,108,000)     (16,321,000)
                                                                        -------------    -------------
       Net deferred tax assets (liabilities) .........................  $  (2,708,000)   $   3,456,000
                                                                        =============    =============

     The Company filed its 1996 income tax returns reflecting a net operating loss primarily attributable to a $103 million deduction for losses of principal and accrued interest arising from notes and accounts receivable to the Company from its ESOT and from a limited partnership, owned by the Company's former president, which could result in immediate tax benefits of up to $7,400,000 and additional deferred tax benefits of up to $39 million. Due to the uncertainty surrounding these issues, the Company has not recognized these tax benefits in the accompanying consolidated financial statements.

     Net cash refunds for income taxes during 1997, 1996 and 1995 were $2,543,000, $955,000 and $4,588,000, respectively.


(8) CONCENTRATION OF CREDIT RISK

     Several of the Company's consolidated general partnerships and subsidiaries have revenue-producing real estate. During the initial lease-up phase, this real estate generated net operating losses, which upon consolidation resulted in minority

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(8) CONCENTRATION OF CREDIT RISK -- Continued

obligations to the Company of $4,717,000 and $4,431,000 at December 31, 1997 and 1996, respectively. If the outside partners fail to perform their obligations, such amounts may not be realized by the Company. Based on its evaluation of the outside partners, the Company has determined that the outside partners have the financial ability to perform their obligations.

     As of December 31, 1997 and 1996, the aggregate of the liabilities of unconsolidated partnerships in which the Company is a general partner, excluding nonrecourse debt, is approximately $10,477,000 and $12,534,000, respectively. The Company could become liable for such amounts in the event of default by the various partnerships and nonperformance by the outside partners.


     The collection of principal and interest balances secured by revenue-producing properties and real estate under development is dependent upon sufficient cash flows from operations of the properties, refinancing, capital infusions from outside parties or the sale of the related property. All such property is principally located in the metropolitan Kansas City, Missouri area.


(9) AFFILIATED PARTY BALANCES AND TRANSACTIONS

     Included in the consolidated financial statements are the following affiliated party balances:



                                                 1997           1996
                                           --------------- --------------
      Notes receivable (note 10) .........  $ 12,497,000    $ 4,084,000
      Accounts receivable ................       400,000        737,000
      Notes payable ......................            --      2,000,000

     The Company established a valuation allowance of $2,467,000 at December 31, 1994 related to notes and accounts receivable from former executive officers and directors of the Company who were removed from their positions on May 26, 1995 by action of the Board of Directors. The Company entered settlement agreements in August 1995 with certain former executive officers and directors (see note 11).


(10) EMPLOYEE STOCK OWNERSHIP TRUST (ESOT)

     The Company has an Employee Stock Ownership Plan (ESOP) related to the ESOT. All nonunion employees of the Company qualify for participation in the ESOP after one year of continuous service (1,000 hours) and upon reaching age twenty-one. Under the terms of the ESOP, the Company makes voluntary contributions, as determined by the Board of Directors and not to exceed IRS limitations, that are allocated to participants using a formula based on compensation. Compensation is defined as total salary and wages paid by the Company subject to certain limitations. Noncash contributions to the ESOT are recorded at fair market value.

     As of December 31, 1997 and 1996, the ESOT held 1,390,233 shares and 825,280 shares, respectively, of common stock of the Company.

     In 1995, the Company contributed 110,000 shares of the Company's common stock to the ESOT which were valued at $1,787,500.

     On August 15, 1997, as part of the 1995 settlement described in note 11, the Company conveyed to the Company's ESOT 620,586 shares of common stock and $2,326,000 plus accrued interest of $226,000. Additionally, the Company agreed to resolve related claims with certain ESOP participants by reducing the settlement payment otherwise due to the ESOT by approximately $67,000 and 59,413 shares of the Company's common stock, which were delivered to a Court to determine the proper payee or payees. The Company also agreed to make a nondeductible payment of approximately $585,000 to the IRS. The IRS agreed, among other things, that the Company may deduct in full the value of the settlement payments to the ESOT and a Court and that such payments and methods of allocating the payments will not adversely affect the tax qualification of the ESOP.

     The conveyance of cash and stock resulted in a decrease in liabilities of $13,602,000, an increase in additional paid-in capital of $11,050,000 and a decrease in income tax expense of $11,846,000.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(10) EMPLOYEE STOCK OWNERSHIP TRUST (ESOT) -- Continued

     ESOP participants may request their distributions from the ESOT in cash or Company common stock that is held by the ESOT. Future distributions to ESOP participants for the next five years based on December 31, 1997 market values of Company common stock could be as much as:


  1998 ...............  $ 11,500,000
  1999 ...............     1,900,000
  2000 ...............     2,900,000
  2001 ...............     4,900,000
  2002 ...............    11,400,000
  Thereafter .........    45,800,000

     In the absence of a liquid trading market for the Company's common stock, the Company may be obligated to repurchase shares of the Company's common stock from ESOP participants in future years in the amounts detailed above. The ESOT has sufficient assets to meet its obligations, and the Company has recorded no additional liability beyond its contributions to the ESOT.

     In 1997 and 1996, the Company provided short-term advances to the ESOT to assist in funding distributions and expenses. All advances to the ESOT are unsecured and noninterest bearing. At December 31, 1997 and 1996, the Company had advanced $12,000,000 and $1,926,000, respectively. The amount due at December 31, 1996, from the ESOT, along with an additional advance of $56,000, was repaid by the ESOT during January 1997 by transferring 54,162 shares of the Company's common stock to the Company.


(11) LITIGATION AND SETTLEMENTS

     In 1995, the Company was involved in various legal actions as plaintiff and defendant against former officers and directors, representatives of the ESOT, minority shareholders and others. The Company had requested, among other things, that the District Court rescind certain transactions (including the 1992 transactions described below) between the Company and former executive officers, the ESOP and others.

     The Company and various other parties entered settlement agreements in August 1995 which required conveyance of Company common stock, payment of cash and extinguishment of amounts due to and from the Company in consideration of releases from all present and future claims by, among and between the parties to the settlements.

     During 1992, the Company entered into a transaction with the Company's former president, whereby properties with aggregate carrying values of $2,592,000 and marketable equity securities with aggregate carrying values of $1,103,000 were exchanged for 517,920 shares of common stock of the Company and a note receivable for $2,700,000. The fair values of the properties received, based on current appraisals, aggregated $5,907,000. The quoted market values of the marketable equity securities aggregated $2,781,000. The purchase price of the common stock was equivalent to the former president's basis in such shares. The Company recognized a gain on the transaction of $4,993,000 in 1992. As part of the 1995 settlement, the common stock was retained by the Company, the properties were returned to the Company and the note receivable was canceled. Management of the Company determined the canceled note receivable did not exceed the fair value of the properties received. This portion of the settlement had no net impact on the 1995 consolidated statement of operations.

     In May 1992, a limited partnership owned in part by the Company's former president, acquired 125,242 unallocated shares of common stock of the Company from the ESOT. These shares were acquired for $124,529,000 through the assumption of existing principal indebtedness from the ESOT of $94,348,000 and accrued interest and other advances of $30,181,000. The Company had previously recorded, as contribution expense, the accrued interest and other advances to the ESOT. At the time the shares were sold, the $30,181,000 was deferred and recorded as a reduction of the contractual note receivable from the limited partnership. The $94,348,000 note receivable, secured by Company stock as of December 31, 1994, was comprised of the contractual note receivable from the limited partnership of $124,529,000 net of the $30,181,000 deferrals. Contractual interest of $12,291,000 on the note receivable from the limited partnership was deferred as of December 31, 1993. Pursuant to a Pledge Agreement, the shares of common stock were pledged as collateral to secure the note receivable from the limited partnership. The related note receivable was due in ten annual equal installments beginning December 31,

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(11) LITIGATION AND SETTLEMENTS -- Continued

1994 and had a stated interest rate of prime (6.0% as of December 31, 1993) payable annually beginning December 31, 1994. As part of the 1995 settlement, the unallocated 125,242 shares were conveyed to the Company as treasury stock in exchange for extinguishment of the $94,348,000 note receivable and all related deferred amounts. This portion of the settlement had no impact on the 1995 consolidated statement of operations.

     In 1994, the Company provided valuation allowances of $2,502,000 on notes and accounts receivable that were part of the 1995 litigation settlement. The impact of the litigation settlement included in the 1995 statement of operations was as follows:


       ESOT contribution (8,500 shares and $2,000,000).................................  $ 13,050,000
       Settlement of notes and accounts receivable ($5,619,000) and cash paid
        ($9,665,000), net of related obligations ($1,064,000) and receipt of 12,227
        shares of Company common stock ($9,207,000) ...................................     5,013,000
       Legal expenses ($8,117,000), net of insurance reimbursement ($6,627,000) .......     1,490,000
                                                                                         ------------
                                                                                         $ 19,553,000
                                                                                         ============

(12) EARNED STOCK COMPENSATION

     In March 1996, the Company approved the 1996 Stock Option Plan (the Plan) enabling the Company to grant stock options to eligible plan participants. The options vest immediately upon a change in control, as defined, of the Company. Pursuant to this Plan, the Company in 1996 granted to an executive officer a nonstatutory stock option to purchase 64,000 shares at a price of $.0125 per share, which option vested 50% on January 1, 1996 and the remaining 50% vested on January 1, 1997. The Company recorded compensation expense and additional paid-in capital relating to this stock option during the year ended December 31, 1996 of $1,240,000. An incentive stock option was also granted to this executive officer to purchase 160,000 shares of common stock of the Company at a price of $19.375 per share, which option vests at a rate of 10% on December 31, 1996, 15% on December 31, 1997 and 25% annually on December 31 for the years ended 1998, 1999 and 2000. The fair market value of the Company's common stock was $19.375 per share at the date this incentive stock option was granted.

     In July 1997, the Company granted to key executives nonstatutory stock options to purchase 27,500 shares of the Company's common stock at a price of $30 per share. The options vest 20% on January 1, 1998, 35% on January 1, 1999, and 45% on January 1, 2000. At the date of grant, the estimated fair market value of the stock was approximately $46 per share. In 1997, the Company recorded compensation expense and additional paid-in capital relating to these options of $167,000.

     Transactions involving the 1996 Stock Option Plan are as follows:



                                                       1997                    1996
                                             ------------------------- ---------------------
                                               NUMBER OF     AVERAGE    NUMBER OF   AVERAGE
                                                SHARES        PRICE      SHARES      PRICE
                                             ------------ ------------ ---------- ----------
       Stock options:
        Outstanding, beginning of year .....    224,000    $   13.84         --    $    --
        Granted during the year ............     27,500        30.00    224,000      13.84
        Exercised during the year ..........    (25,000)        0.01         --         --
                                                -------    ---------    -------    -------
        Outstanding, end of year ...........    226,500    $   17.33    224,000   $  13.84
                                                =======    =========    =======   ========

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(12) EARNED STOCK COMPENSATION -- Continued

     Options outstanding and exercisable are as follows:



   OUTSTANDING AT       EXERCISE       EXERCISABLE AT       AVERAGE
 DECEMBER 31, 1997       PRICE       DECEMBER 31, 1997       PRICE
-------------------   -----------   -------------------   -----------
        39,000         $   0.01            39,000          $   0.01
       160,000            19.38            40,000             19.38
        27,500            30.00             5,500             30.00
       -------         --------            ------          --------
       226,500         $  17.33            84,500          $  11.13
       =======         ========            ======          ========

     On January 1, 1996, the Company adopted SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to disclose pro forma net income and income per share as if the fair value-based method defined in SFAS 123 had been applied, while continuing to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, under which compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

     The Company has elected to apply the recognition provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS 123. Had compensation expense for the Company's incentive and nonstatutory stock options been determined based upon the fair value at the grant date consistent with the methodology prescribed under SFAS 123, the Company's net income and diluted earnings per share would have been reduced by approximately $501,000, or $.12 per share in 1997 and $367,000, or $.07 per share in 1996. The weighted average fair value of all options granted during 1997 and 1996 is estimated as $36.38 and $12.34 per share, respectively, on the date of grant using an option-pricing model with the following assumptions: expected dividend yield of 0.0%, risk-free interest rate of 7.0%, and an average expected life of ten years in 1997 and 11.4 years in 1996. The stock price volatility was 52.7% in 1997.

     Pro forma net income reflects only options granted and vested by the end of the respective year. Therefore, the full impact of calculating compensation expense for stock options under SFAS 123 is not reflected in the pro forma net income amounts presented above because compensation expense is reflected over the options' vesting period.


(13) STOCK SPLIT

     On May 29, 1996, the Company approved an increase from 225,000 to 10,000,000 in the number of shares of common stock authorized for issuance by the Company and a decrease in the par value per share of common stock from $20.00 to $.01. Additionally, the Company approved an 80-for-1 stock split of the Company's common stock for all issued and outstanding shares not then held in the Company's treasury. Accordingly, the common stock par value decreased from $4,500,000 to $100,000 with an off-setting increase in additional paid-in capital from $2,679,000 to $7,079,000. All periods presented have been restated to reflect the effect of the Company's stock split.


(14) TREASURY STOCK

     Included in treasury stock transactions during 1997 is the purchase by the Company of 948,880 shares of its common stock from a shareholder in January 1997 for $25,857,000, payable in cash of $12,849,000 (which included approximately $39,000 of interest) and a note payable of $12,990,000 (net of expenses totaling approximately $57,000), bearing interest at 8% and due January 29, 1999.


(15) FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company might realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                     J.C. NICHOLS COMPANY AND SUBSIDIARIES

(15) FAIR VALUES OF FINANCIAL INSTRUMENTS -- Continued

      o NOTES RECEIVABLE -- Fair value for notes receivable was estimated utilizing discounted cash flow calculations based on interest rates currently offered for notes with similar terms and credit risk.

      o TEMPORARY INVESTMENTS -- Fair values for temporary investments were based upon quoted market prices.

      o NOTES PAYABLE TO BANKS AND OTHERS -- The carrying value of these financial instruments approximates fair value.

      o MORTGAGE INDEBTEDNESS -- The carrying value of variable rate mortgages approximates fair value. Fair value for fixed rate mortgage indebtedness was estimated utilizing discounted cash flow calculations based on the Company's incremental borrowing rates for similar types of borrowing arrangements.

      o OFF-BALANCE SHEET INSTRUMENTS -- Fair value of commitments to extend credit, guarantees of debt and letters of credit is based on the estimated fees which would be charged for similar arrangements or the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date. The aggregate amount of these fees is not material to the consolidated financial statements.

     The estimated fair values of the Company's financial instruments were as follows:



                                                 1997                            1996
                                    ------------------------------- -------------------------------
                                        CARRYING          FAIR          CARRYING          FAIR
                                         VALUE           VALUE           VALUE           VALUE
                                    --------------- --------------- --------------- ---------------
Financial assets:
 Temporary investments ............  $ 42,633,000    $ 42,633,000    $ 45,053,000    $ 45,053,000
 Notes receivable .................    40,757,000      39,861,000      21,514,000      20,900,000
Financial liabilities:
 Notes payable to banks and others     12,990,000      12,990,000       2,000,000       2,000,000
 Mortgage indebtedness ............   288,553,000     279,341,000     309,188,000     300,234,000

     The fair value estimates presented are based on information available to management as of December 31, 1997 and 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been revalued for purposes of these consolidated financial statements since the balance sheet date, and current estimates may differ significantly from the amounts presented above.


(16) POTENTIAL SALE OF COMPANY

     In December 1997, with the approval of the Board of Directors, the Company entered into a definitive agreement to merge with a wholly-owned subsidiary of Highwoods Properties, Inc. (Highwoods), a real estate investment trust based in North Carolina for consideration of $65 per common share of the Company to be received as a combination of cash and Highwood's common stock, subject to certain limitations. The potential merger is conditional upon the approval of two-thirds of the Company's shareholders. Under certain conditions, if the Highwoods transaction is not consummated because the Board of Directors withdraws its support for the transaction, the Company may be required to pay a breakup fee ranging from $2,500,000 to $17,200,000 to Highwoods.


(17) INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The consolidated financial statements of J.C. Nichols Company and subsidiaries (the Company) have been prepared in accordance with the instructions to interim financial statements. To the extent that information and footnotes required by generally accepted accounting principles for complete financial statements are contained in or consistent with the audited consolidated financial statements, such information and footnotes have not been duplicated herein. In the opinion of management, all adjustments, including normal recurring accruals, considered necessary for a fair presentation of financial statements have been reflected herein. The results of the interim period ended June 30, 1998 are not necessarily indicative of the results expected for the year ended December 31, 1998. Certain amounts in the consolidated financial statements have been reclassified to conform with the 1998 presentation.